UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 4, 2013

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant's Certifying Accountant
On November 4, 2013, MidWestOne Financial Group, Inc. (the “Company”) formally engaged McGladrey LLP (“McGladrey”) as the Company's independent registered public accounting firm for the fiscal year beginning January 1, 2014. As described below, the appointment of McGladrey will result in the dismissal of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm. The decision to change accounting firms was the result of a request for proposal process in which the Company evaluated the credentials of several firms, and was previously approved by the Audit Committee of the Board of Directors.

During the Company's two most recent fiscal years ended December 31, 2012 and 2011 and through November 4, 2013, neither the Company nor anyone on its behalf has consulted McGladrey with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with the engagement of McGladrey, on October 30, 2013, the Company notified KPMG that it will be dismissed as the Company's independent registered public accounting firm. KPMG will complete its engagement as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2013 upon the filing of the Company's Form 10-K for the year ending December 31, 2013. Upon completion of KPMG's audit services, the Company will file an amendment to this Form 8-K with the specific date of the dismissal of KPMG and an update to the disclosures required by Item 304(a) of Regulation S-K through that date. The Company has given permission to KPMG to respond fully to the inquiries of the successor auditor.

The audit reports of KPMG on the Company's consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2012 and 2011 and from January 1, 2013 through November 4, 2013, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in its audit reports on the Company's consolidated financial statements for such years.

During the years ended December 31, 2012 and 2011 and the subsequent interim periods through November 4, 2013, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided KPMG with a copy of the above disclosures and has requested that KPMG furnish the Company a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of KPMG's letter dated November 4, 2013 is attached as Exhibit 16.1 to this Report.

Item 9.01	Financial Statements and Exhibits
16.1 Letter from KPMG LLP dated November 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	November 4, 2013	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer